Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pacific Premier Bancorp, Inc. on Form S-4 of our report dated March 3, 2017, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Heritage Oaks Bancorp and Subsidiaries as of and for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sacramento, California
September 12, 2017